Registration No. 333-

As filed with the Securities and Exchange Commission on July 2, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

COSÌ, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

06-1393745

(I.R.S. Employer Identification No.)

294 Washington Street, Suite 510

Boston, Massachusetts 02108

(857) 415-5000

(Address, including zip code, and telephone number of principal executive offices)

Cosi, Inc. Amended and Restated 2005 Omnibus Long-Term Incentive Plan

(Full titles of plan)

Robert J. Dourney

Chief Executive Officer and President

Cosi, Inc.

294 Washington Street, Suite 510

Boston, Massachusetts 02108

(857) 415-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (4)	Amount of registration fee
Common Stock, par value $0.01 per share	1,500,000	$2.175 (2)	$3,262,500.00	$379.10
Common Stock, par value $0.01 per share	874,164	$2.175 (3)	$1,901,306.70	$220.93
Total	2,374,164			$600.03

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents the registration of an aggregate of 1,500,000 additional shares of common stock reserved for issuance under the Amended and Restated Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan.

(3)	Represents the registration of 874,164 shares of stock issued under an exception to registration as a material inducement to new employees to enter into employment with the Company.

(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low sales prices of the Company’s common stock ($2.175) reported on the Nasdaq Capital Market on June 26, 2015.

EXPLANATORY NOTE

On March 29, 2006, Cosi, Inc., a Delaware corporation (the “Company”), registered 925,000 shares (after giving effect to the Company’s 4-for-1 reverse stock effected May 8, 2013) of the Company’s common stock, par value $0.01 per share, issuable under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan (the “Original Omnibus Plan”) pursuant to a Registration Statement on Form S-8 (File No. 333-132806).  On February 25, 2013, the Company registered an additional 375,000 shares (after giving effect to the Company’s 4-for-1 reverse stock split effected May 8, 2013) of the Company’s common stock, par value $0.01 per share, pursuant to a Registration Statement on Form S-8 (File No. 333-186850).

On August 26, 2014, the Amended and Restated Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan replaced the Original Omnibus Plan (the “Amended and Restated Omnibus Plan”), and shares remaining available for issuance under the Original Omnibus Plan remain available for issuance under the Amended and Restated Omnibus Plan. No further grants will be made under the Original Omnibus Plan.

We have prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register future issuances of up to an additional 1,500,000 shares of restricted common stock, par value $0.01 per share (“Common Stock”) in the event of awards under the Amended and Restated Omnibus Plan.

This Registration Statement also includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This reoffer prospectus may be used by certain employees of the Company to offer and sell or otherwise dispose of up to an aggregate of 874,164 shares of Common Stock received in 2014 as a material inducement to enter into employment with the Company.

Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 (File No. 333-132806) filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2006, and the Company’s Registration Statement on Form S-8 (File No. 333-186850) filed with the Commission on February 25, 2013, including, with respect to each such registration statement, each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and including each of the documents filed as Exhibits to such registration statement, are incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this Registration Statement will be sent or given to employees as specified in Rule 428(b)(1) of the Securities Act and are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8. Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act.

We will deliver or cause to be delivered promptly, without charge, to each person to whom information is required to be delivered, upon written or oral request, a copy of the information that is incorporated by reference pursuant to Item 3 of this Registration Statement and any other documents required to be delivered pursuant to Rule 428(b).

REOFFER PROSPECTUS

Cosi, Inc.

294 Washington Street

Boston, Massachusetts 02108

(857) 415-5000

874,164 Shares

of Common Stock

Certain of our employees, all of whom are named in this reoffer prospectus (the “Selling Stockholders”), may offer and sell or otherwise dispose of from time to time, for their own accounts, up to 874,164 shares of our Common Stock (the “Shares”) that they acquired in connection with grants of restricted stock as a material inducement to enter into employment with the Company in 2014. We will not receive any of the proceeds from the sale of the Shares.

The Selling Stockholders may offer and sell or otherwise dispose of the Shares in varying amounts through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts. See “Plan of Distribution” beginning on page 8 for more information about how the Selling Stockholders may sell or dispose of their Shares. Selling Stockholders who are our “affiliates” or who are selling “restricted securities” may not sell an amount of shares pursuant to this reoffer prospectus which exceeds in any three month period the amount specified in Rule 144(e) under the Securities Act.

The Selling Stockholders and participating brokers and dealers may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any profit on the sale of Shares by those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act. We will bear all expenses incurred in connection with this offering, other than discounts, concessions and commissions which are to be borne by the Selling Stockholders.

Our common stock is traded on the Nasdaq Capital Market (“NASDAQ”) under the symbol “COSI.” On June 26, 2015, the closing price of our Common Stock on NASDAQ was $2.22 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 1 of this prospectus, in Item 1A of our Annual Report on Form 10-K for the year ended December 29, 2014, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to make an investment in the common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is July 2, 2015.

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. Our common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

THE COMPANY

We are a company that owns, operates and franchises fast casual (or premium convenience) restaurants which sell high-quality, made-to-order hot and cold sandwiches on its signature crackly-crust flatbread, freshly-tossed salads, fresh soups, flatbread pizzas, Così® bagels, breakfast wraps, oatmeal, breakfast parfaits and other breakfast, lunch and dinner items, S’mores and other snacks and desserts, a variety of coffees, teas and specialty beverages, along with soft drinks and other beverages, and in some locations alcoholic beverages. Our restaurants are located in a wide range of markets and trade areas, including business districts and residential communities in both urban and suburban locations. We believe that we have created significant brand equity in our markets and that we have demonstrated the appeal of our concept to a wide variety of customers.

We are a Delaware corporation organized in 1998. Our principal executive offices are located at 294 Washington Street, Suite 50, Boston, Massachusetts 02108, and our telephone number is (857) 415-5000.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 29, 2014, including, without limitation, the risks related to our growth strategy, risks related to our business and risks related to the food service industry, together with the other information included in or incorporated by reference into this prospectus, before making a decision to invest in our common stock. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to the Offering

The market price of our common stock may fluctuate significantly, and you could lose all or part of your investment.

The market price of our common stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature and content of our earnings releases and our competitors’ earnings releases, customers, competitors or markets, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for similar stocks, changes in capital markets that affect the perceived availability of capital to companies in our industry, governmental legislation or regulation, as well as general economic and market conditions, such as continued downturns in our economy and recessions.

Risks Related to Our Common Stock

Sales, or the availability for sale, of substantial amounts of our common stock could adversely affect the value of our common stock.

No prediction can be made as to the effect, if any, that future sales of our common stock, or the availability of our common stock for future sales, will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market and the availability of shares for future sales could adversely affect the prevailing market price of our common stock. This in turn could impair our future ability to raise capital through an offering of our equity securities.

1

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock. The market price of our common stock could decline as a result of sales of our common stock made after this offering or the perception that such sales could occur.

As described in our filings with the Securities and Exchange Commission (“SEC”), recently we issued and sold shares of our common stock to investors in a private placement that closed on April 10, 2015, and two other private placements that closed in August 2014, as well as warrants issued in connection with note purchase transactions completed in May 2014 and April 2014. We also issued shares of our common stock as consideration in the Hearthstone Merger completed on April 1, 2015. In addition, we completed a rights offering in December 2014, and have completed rights offerings in the past, pursuant to which we have issued shares of our common stock. We may issue and sell additional shares of our common stock in private placements or registered offerings in the future. We also may conduct additional rights offerings in the future pursuant to which we may issue shares of our common stock.

Provisions in our certificate of incorporation, our bylaws, and Delaware law could make it more difficult for a third party to acquire us, discourage a takeover, and adversely affect existing stockholders.

Our amended and restated certificate of incorporation, our amended and restated bylaws, and the Delaware General Corporation Law contain provisions that may have the effect of making more difficult, delaying, or deterring attempts by others to obtain control of our company, even when these attempts may be in the best interests of stockholders. These include provisions for maintaining a classified board of directors and limiting the stockholders’ powers to remove directors or take action by written consent instead of at a stockholders’ meeting. Our certificate of incorporation also authorizes our Board of Directors, without stockholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect or dilute the voting power of the holders of our common stock. Delaware law also imposes conditions on certain business combination transactions with “interested stockholders.”

These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in our control or management, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices. These provisions may also limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

Risks Related to the Hearthstone Merger

We may be unable to successfully integrate Hearthstone Associates and Hearthstone Partners into our business or realize any synergies that we anticipate.

Achieving the anticipated benefits of the combination (the “Hearthstone Merger”) with Hearthstone Associates, LLC, and Hearthstone Partners, LLC (collectively, the “Hearthstone Entities”), will depend in part upon whether the companies integrate their businesses in an effective and efficient manner. Our ability to integrate the Hearthstone Entities into our business and realize the synergies that we anticipate is subject to a number of uncertainties, many of which are related to conditions beyond our control, such as general negative economic trends and competition. The integration of any business may be complex and time-consuming. The difficulties that could be encountered include the following:

•	integrating personnel, operations and systems, while maintaining focus on promoting existing and newly acquired restaurants;

•	distraction of management and employees from operations;

•	retaining existing customers and attracting new customers;

•	maintaining business relationships; and

•	inefficiencies associated with the integration of the operations of the combined company.

2

An inability to realize the full extent of any anticipated benefits of the Hearthstone Merger, including anticipated synergies, as well as any delays encountered in the integration process and realizing such benefits, could have an adverse effect upon the revenues, level of expenses and operating results of our company, which may adversely affect the value of our common stock.

We will have to fulfill the debt obligations of the Hearthstone Entities and R.J. Dourney. Our failure to meet our debt service obligations could have a material adverse effect on our business, financial condition and results of operations.

As previously disclosed in our filings with the SEC, we incurred a substantial amount of indebtedness in connection with completing the Hearthstone Merger (the “Hearthstone Indebtedness”) and, as a result, the Hearthstone Merger increased our outstanding indebtedness. The aggregate of the Hearthstone Indebtedness outstanding as of April 1, 2015, upon completion of the Hearthstone Merger, was approximately $10.8 million, of which approximately $5.6 million was paid shortly following the closing the Hearthstone Merger. Our increased indebtedness following completion of the Hearthstone Merger could adversely affect our operations and liquidity. Our level of indebtedness could, among other things:

•	make it more difficult for us to pay or refinance our debts as they become due during adverse economic and industry conditions because we may not have sufficient cash flows to make our scheduled debt payments;

•	cause us to use a larger portion of our cash flow to fund interest and principal payments, reducing the availability of cash to fund our working capital, capital expenditures, research and development and other business activities;

•	cause us to be less able to take advantage of significant business opportunities, such as acquisition opportunities, and to react to changes in market or industry conditions;

•	cause us to be more vulnerable to general adverse economic and industry conditions;

•	decrease our profitability and/or cash flow;

•	cause us to be disadvantaged compared to our competitors with less leverage; and

•	limit our ability to borrow additional monies in the future to fund our working capital, capital expenditures, research and development and other general corporate purposes.

In addition, the terms of the Hearthstone Indebtedness may restrict certain actions by us and our subsidiaries, including financial, affirmative and negative covenants, including limitations on our ability to incur indebtedness, create liens, and merge, amalgamate and consolidate with other companies.

A portion of the Hearthstone Indebtedness that we assumed will bear interest at variable rates that are linked to changing market interest rates. As a result, an increase in market interest rates would increase our interest exposure and our debt service obligations.

All of our debt obligations, and any indebtedness incurred in connection with the Hearthstone Merger, will have priority over our common stock with respect to payment in the event of a liquidation, dissolution or winding up of our company.

In any liquidation, dissolution or winding up of our company, our common stock would rank below all debt claims against us, including claims in connection with the indebtedness under the Senior Secured Promissory Note issued by the Company to Milfam II L.P. in April 2014 and the Senior Secured Promissory Notes issued by the Company to AB Opportunity Fund LLC and AB Value Partners, L. P. in May 2014, and the Hearthstone Indebtedness acquired in the Hearthstone Merger. As a result, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation or dissolution until after our obligations to our debt holders and holders of equity securities that rank senior to our common stock have been satisfied.

3

The issuance of shares of our common stock in connection with the Hearthstone Merger resulted in the dilution of our equity.

Upon completion of the Hearthstone Merger on April 1, 2015, we issued 1,790,993 shares of common stock as consideration for the Hearthstone Merger, which diluted the equity interests of the holders of our common stock.

We may be subject to liabilities of the Hearthstone Entities that are unknown to us, which may have a material adverse effect on our profitability, financial condition and results of operations and which may result in a decline in the market value of our common stock.

We may be subject to liabilities of the Hearthstone Entities unknown us, which may have a material adverse effect on our business, financial condition and results of operations and the market value of our common stock after the consummation of the Hearthstone Merger.

We may be unable to retain key employees of Hearthstone Partners or prevent them from competing with us.

Hearthstone Partners has been dependent on certain key employees for its economic performance, and none of these key employees are subject to employment agreements with us at this time. As a result, there can be no assurance that these key employees will continue to be employed with us. In addition, these key employees are not prohibited from competing with us if they are not employed by us.

Certain of the benefits we expect from completion of the Hearthstone Merger, including increased revenues and EBITDA, are based on projections and assumptions, which are uncertain and subject to change.

Certain of the benefits we expect from the Hearthstone Merger, including increased revenue and EBITDA in 2015, are based on projections and assumptions that are uncertain and subject to change. These projections and assumptions are based on preliminary information, which may prove to be inaccurate. There can be no assurance that we will realize the increased revenues and EBITDA or any other benefits we anticipate following completion of the Hearthstone Merger. The market price of our common stock may decline if the estimates are not realized or we do not achieve the perceived benefits of the Hearthstone Merger as rapidly or to the extent anticipated.

Hearthstone’s business and financial performance could be negatively impacted by many factors, which could in turn adversely affect our business, financial condition and results of operation.

Hearthstone’s business and the restaurants operated by the Hearthstone Entities may be adversely affected by several factors, including, for example, competition in the restaurant market, seasonality associated with the restaurant business, and general economic uncertainty or a decrease in consumer confidence. In addition, new restaurants opened by the Hearthstone Entities prior to completion of the Hearthstone Merger may not generate the level of sales that is projected. If these or any other factors were to affect the Hearthstone Entities and their restaurants following the Hearthstone Merger, we could suffer a material adverse effect on our business, financial condition and results of operations.

4

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements, within the meaning of the Federal securities laws, which involve substantial risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “outlook,” “believes,” “plans,” “intends,” “expects,” “goals,” “potential,” “continues,” “may,” “should,” “seeks,” “will,” “would,” “approximately,” “predicts,” “estimates,” “anticipates” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. The factors listed under “Risk Factors” in this prospectus and in any documents incorporated by reference into this prospectus as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties related to:

•	the cost of our principal food products and supply and delivery shortages or interruptions;

•	labor shortages or increased labor costs;

•	changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce or other foods or the effects of food-borne illnesses, such as E.coli, “mad cow disease” and avian influenza or “bird flu”;

•	competition in our markets, both in our business and locating suitable restaurant sites;

•	our operation and execution in new and existing markets;

•	expansion into new markets, including foreign countries;

•	our ability to attract and retain qualified franchisees, and our franchisees’ ability to open restaurants on a timely basis;

•	our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms;

•	the rate of our internal growth, and our ability to generate increased revenue from our new and existing restaurants;

•	our ability to generate positive cash flow from existing and new restaurants;

•	fluctuations in our quarterly results due to seasonality;

•	increased government regulation and our ability to secure required governmental approvals and permits;

•	our ability to create customer awareness of our restaurants in new markets;

•	the reliability of our customer and market studies;

•	cost effective and timely planning, design and build-out of new restaurants;

•	our ability to recruit, train and retain qualified corporate and restaurant personnel and management;

•	market saturation due to new restaurant openings;

•	inadequate protection of our intellectual property;

•	our ability to obtain additional capital and financing;

•	adverse weather conditions, which impact customer traffic at our restaurants;

•	advverse economic conditions; and

•	other risks, including those discussed in “Risk Factors” in this prospectus and incorporated by reference into this prospectus, including from our Annual Report on Form 10-K for the fiscal year ended December 29, 2014.

Before you invest in our securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus under the heading “Risk Factors,” and in any documents incorporated by reference into this prospectus could have a material adverse effect on our business, results of operations and financial position. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ will emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

5

 USE OF PROCEEDS

The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the Selling Stockholders. We will not receive any proceeds from any sale of shares by the Selling Stockholders.

SELLING STOCKHOLDERS

This reoffer prospectus relates to Shares that have been acquired by the Selling Stockholders named below in connection with grants of restricted stock as a material inducement to enter into employment with the Company in 2014.

Each of the Selling Stockholders is an employee of the Company. The table below sets forth the following information:

•	the name and principal position or positions of each Selling Stockholder over the past three years with the Company;

•	the number of shares of Common Stock each Selling Stockholder beneficially owned as of June 26, 2015; and

•	the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all Shares acquired by such Selling Stockholder as a material inducement to enter into employment with the Company in 2014 registered under this Registration Statement.

Selling Stockholders who are our “affiliates” or who are selling “restricted securities” may not sell an amount of shares pursuant to this reoffer prospectus which exceeds in any three month period the amount specified in Rule 144(e) under the Securities Act.

There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them under this Registration Statement. The information included in the following table assumes that each Selling Stockholder will elect to sell all of his or her Shares set forth under “Shares Covered by this Prospectus.”

Name of Selling Stockholder	Position with Company	Shares Beneficially Owned Before This Offering	Shares Covered by this Prospectus	Number Shares Beneficially Owned After This Offering (1)	Percentage Shares Beneficially Owned After This Offering (2)

R. J. Dourney	Chief Executive Officer & President	2,733,834 (3)	829,164	1,904,670	3.96%

Joyce Lee	Vice President Marketing	130,143 (4)	40,000	90,143	*

Tania DiSciullo	Controller	6,333 (5)	5,000	1,333	*

Total			874,164

*	Represents less than 1%.

6

(1)	We do not know when or in what amounts the Selling Stockholders may offer Shares for sale. The Selling Stockholders may not sell any or all of the Shares offered by this reoffer prospectus. Because the Selling Stockholders may offer all or some of the Shares pursuant to this reoffer prospectus, and because we have been informed by the Selling Stockholders that there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, we cannot estimate the number of Shares that will be sold or that will be held by a Selling Stockholder after completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the Shares covered by this reoffer prospectus will be held by any Selling Stockholder.

(2)	Ownership percentages are based on 48,135,952 shares of our common stock outstanding on June 26, 2015. None of the Selling Stockholders holds any options.

(3)	Includes 829,164 unregistered shares issued to be Mr. Dourney on March 17, 2014, as a material inducement to enter into employment with the Company (“Initial Grant”). Fifty percent of the Initial Grant (“Time-Vested Shares”) will vest in four equal installments commencing on the first anniversary of employment provided that he remains in the continuous employ of the Company through each such vesting date, and fifty percent of the Initial Grant (“Performance-Based Shares”) will vest in four equal installments on the first day the closing price of the Company’s common stock exceeds for 30 consecutive trading days the specified price targets of $2.00, $2.50, $3.00, and $4.00, provided that he remains in the continuous employ of the Company through each such vesting date. As of June 8, 2015, 103,646 of the Time Vested Shares vested on March 17, 2015, on the first anniversary of Mr. Dourney’s employment, 103,646 of the Performance-Based Shares vested on February 19, 2015, upon achievement of the $2.00 per share price target, and 103,646 of the Performance-Based Shares vested on April 21, 2015, upon achievement of the $2.50 per share price target. Also includes an aggregate of 1,701,050 unregistered shares of our common stock (“Merger Shares”) issued to Mr. Dourney, as an owner of Hearthstone Associates, LLC (“Hearthstone Associates”), on April 1, 2015, as consideration upon completion of the Hearthstone Merger. It does not include 17,182 Merger Shares which were issued to and held in the name of his spouse and may be deemed to be indirectly owned by Mr. Dourney. The Merger Shares were fully vested upon issuance. The Merger Shares are covered under a registration statement on Form S-1 (File No. 333- 204135) that the Company previously filed with the SEC. Includes 135,747 shares issued to Mr. Dourney on May 11, 2015, under the Amended and Restated Omnibus Plan, as an annual bonus for 2014 performance, which will vest fifty percent (50%) immediately upon grant, and fifty percent (50%) on March 1, 2016, provided Mr. Dourney remains continuously employed by the Company through the vesting date. Also includes 67,873 shares issued to Mr. Dourney on May 11, 2015, under the Amended and Restated Omnibus Plan, as long-term stock incentive for 2014 performance, which will vest fifty percent (50%) in four equal annual installments commencing on the first anniversary of the date of award, provided that Mr. Dourney remains in the continuous employ of the Company through each such vesting date, and fifty percent (50%) in four equal installments commencing on the date of award on the first day the price exceeds the specified price targets for a period of 30 consecutive trading days: $3.50, $4.00, $4.50 and $5.00, provided that the reporting person remains in the continuous employ of the Company through each such vesting date.

(4)	Includes 40,000 shares of our common stock issued to Ms. Lee on August 4, 2014, as a material inducement to enter into employment with the Company (“Initial Grant”). Fifty percent of the Initial Grant (“Time-Vested Shares”) will vest in four equal installments commencing on the first anniversary of employment provided that she remains in the continuous employ of the company through each such vesting date, and fifty percent of the Initial Grant (“Performance-Based Shares”) will vest in four equal installments on the first day the closing price of the Company’s common stock exceeds for 30 consecutive trading days the specified price targets of $2.00, $2.50, $3.00, and $4.00, provided that she remains in the continuous employ of the Company through each such vesting date. As of June 8, 2015, 5,000 of the Performance-Based Shares vested on February 19, 2015, upon achievement of the $2.00 per share price target, and 5,000 of the Performance-Based Shares vested on April 21, 2015, upon achievement of the $2.50 per share price target. Includes 15,837 shares issued to Ms. Lee on May 11, 2015, under the Amended and Restated Omnibus Plan, as an annual bonus for 2014 performance, which will vest fifty percent (50%) immediately upon grant, and fifty percent (50%) on March 1, 2016, provided Ms. Lee remains continuously employed by the Company through the vesting date. Also includes 31,674 shares issued to Ms. Lee on May 11, 2015, under the Amended and Restated Omnibus Plan, as long-term stock incentive for 2014 performance, which will vest fifty percent (50%) in four equal annual installments commencing on the first anniversary of the date of award, provided that Ms. Lee remains in the continuous employ of the Company through each such vesting date, and fifty percent (50%) in four equal installments commencing on the date of award on the first day the price exceeds the specified price targets for a period of 30 consecutive trading days: $3.50, $4.00, $4.50 and $5.00, provided that the reporting person remains in the continuous employ of the Company through each such vesting date.

(5)	Includes 5,000 shares of our common stock issued to Ms. DiSciullo on August 14, 2014, as a material inducement to enter into employment with the Company (“Initial Grant”). Fifty percent of the Initial Grant (“Time-Vested Shares”) will vest in four equal installments commencing on the first anniversary of employment provided that she remains in the continuous employ of the company through such vesting date, and fifty percent of the Initial Grant (“Performance-Based Shares”) will vest in four equal installments on the first day the closing price of the Company’s common stock exceeds for 30 consecutive trading days the specified price targets of $2.00, $2.50, $3.00, and $4.00, provided that she remains in the continuous employ of the Company through each such vesting date. As of June 8, 2015, 625 of the Performance-Based Shares vested on February 19, 2015, upon achievement of the $2.00 per share price target, and 625 of the Performance-Based Shares vested on April 21, 2015, upon achievement of the $2.50 per share price target.

7

PLAN OF DISTRIBUTION

The Selling Stockholders, or their pledgees, donees, transferees or other successors in interest, may sell shares pursuant to this prospectus from time to time: in transactions on the Nasdaq National Market; in the public market off the Nasdaq National Market; in privately negotiated transactions; through put or call options transactions relating to the shares; or in a combination of all such transactions.

Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this reoffer prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this reoffer prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by that Selling Stockholder.

The Selling Stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any profit on the sale of shares by a Selling Stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer.

Selling Stockholders who are our “affiliates” or who are selling “restricted securities” may not sell an amount of shares pursuant to this reoffer prospectus which exceeds in any three month period the amount specified in Rule 144(e) under the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus have been passed upon for us by Vicki Baue, Esq., the Company’s Vice President and General Counsel, Chief Compliance Officer, Chief Legal Officer and Assistant Secretary. Ms. Baue beneficially owns or has the right to acquire under employee benefit plans maintained by the Company an aggregate of less than 1% of the Company’s outstanding common stock.

EXPERTS

The financial statements as of December 29, 2014 and December 30, 2013, and for each of the three years in the period ended December 29, 2014, incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus or the registration statement of which it is a part (i) upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the company, please contact our Investor Relations Department at Così, Inc., 294 Washington Street, Suite 510, Boston, Massachusetts 02108, (857) 415-5000, or at investorrelations@getcosi.com.

We have filed with the SEC a Registration Statement on Form S-8 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to us and our common stock, you should consult the Registration Statement and its exhibits.

8

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed by us with the SEC and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is complete or terminated:

•	our Annual Report on Form 10-K for the fiscal year ended December 29, 2014, filed with the SEC on March 26, 2015;

•	our Quarterly Report on Form 10-Q for the fiscal three months ended March 30, 2015, filed with the SEC on May 14, 2015;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2015;

•	our Current Reports on Form 8-K, filed with the SEC on May 21, 2015, April 15, 2015, April 7, 2015, April 6, 2015, March 24, 2015, January 22, 2015, and January 6, 2015; and

•	the description of our common stock, which is registered under Section 12 of the Securities Exchange Act, contained in our Registration Statement on Form 8-A (SEC File no. 000-50052) filed with the SEC on October 25,2002, including any subsequently filed amendments and reports updating such description.

You may request copies of the documents incorporated by reference in this prospectus, at no cost, by writing or telephoning us at:

Così, Inc.
294 Washington Street, Suite 510
Boston, Massachusetts 02108
(857) 415-5000
Attention: Investor Relations Department

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

9

874,164 Shares
of Common Stock

REOFFER PROSPECTUS

July 2, 2015

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission by the Company are incorporated herein by reference:

1.	our Annual Report on Form 10-K for the fiscal year ended December 29, 2014, filed with the SEC on March 26, 2015;

2.	our Quarterly Report on Form 10-Q for the fiscal three months ended March 30, 2015, filed with the SEC on May 14, 2015;

3.	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2015;

4.	our Current Reports on Form 8-K, filed with the SEC on May 21, 2015, April 15, 2015, April 7, 2015, April 6, 2015, March 24, 2015, January 22, 2015, and January 6, 2015; and

5.	the description of our common stock, which is registered under Section 12 of the Securities Exchange Act, contained in our Registration Statement on Form 8-A (SEC File no. 000-50052) filed with the SEC on October 25,2002, including any subsequently filed amendments and reports updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

 ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

An opinion concerning the validity of the issuance of shares of the Company’s common stock has been rendered for the Company by Vicki Baue, Esq., the Company’s Vice President and General Counsel, Chief Compliance Officer, Chief Legal Officer and Assistant Secretary.  Ms. Baue beneficially owns or has the right to acquire under employee benefit plans maintained by the Company an aggregate of less than 1% of the Company’s outstanding common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The Company’s Amended and Restated Certificate of Incorporation and By-laws provide that the Company will indemnify its directors and officers, and anyone who is or was serving at the Company’s request as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted under Delaware law. These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The Company maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

With respect to the restricted securities reoffered or resold pursuant to this Registration Statement, the Company claimed an exemption from registration under the Securities Act pursuant to Section 4(a)(2) thereof and because certain issuances did not involve a purchase or sale for purposes of the Securities Act. Such restricted securities were issued pursuant to the Amended and Restated Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan.

ITEM 8.  EXHIBITS.

Exhibit Number	Exhibit Description
4.1	Form of Certificate of Common Stock (Incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1 (File No. 333-86390).
4.2	Amended and Restated Registration Agreement, dated as of March 30, 1999 (Filed as Exhibit 4.3 to our Registration Statement on Form S-1 (File No. 333-86390)).
4.3

Supplemental Registration Rights Agreement, dated as of August 5, 2003, by and among Cosi, Inc. and the parties thereto (Filed as Exhibit 4.4.2 to our Registration Statement on Form S-1 (File No. 333-107689)).

4.4

Senior Secured Note Purchase Agreement dated as of April 14, 2014, by Cosi, Inc. in favor of Milfam II L.P. (Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, dated April 17, 2014, File No. 001-36196).

4.4.1

Senior Secured Promissory Note dated as of April 14, 2014, by Cosi, Inc. in favor of Milfam II L.P. (Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, dated April 17, 2014, File No. 001-36196).

4.4.2	Warrant dated as of April 14, 2014, by Cosi, Inc. in favor of Milfam II L.P. (Filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, dated April 17, 2014, File No. 001-36196).
4.5

Warrants dated as of May 20, 2014, by Cosi, Inc., one in favor of AB Opportunity Fund LLC and the other in favor of AB Value Partners, L.P. (Filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, dated May 23, 2014 (File No. 001-36196).

4.5.1

Senior Secured Promissory Notes dated May 20, 2014, by Cosi, Inc., one in favor of AB Opportunity Fund LLC and the other in favor of AB Value Partners, L.P. (Filed as Exhibit 10. 2 to the Company’s Current Report on Form 8-K, dated May 23, 2014, File No. 001-36196).

4.5.2

Stock Purchase Agreement dated as of August 15, 2014, by and between Cosi, Inc. and Plaisance Fund, LP (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated August 19, 2014, File  No. 001-36196).

4.5.3

Stock Purchase Agreement dated as of August 22, 2014, by and between Cosi, Inc. and Lloyd I. Miller Trust C (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated August 26, 2014, File No. 001-36196).

4.6

Stock Purchase Agreement dated as of April 10, 2015, by and among Cosi, Inc. and Trishield Special Situations Master Fund Ltd., LKCM Micro-Cap Partnership L.P. and LKCM Private Discipline Master Fund, SPC, funds management by Luther King Capital Management, Goose Hill Capital LLC, Bigger Capital Fund, LP, Ken Vaughan and a fund managed by Janus Capital Management, LLC (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated April 15, 2015, File No. 001-36196).

4.6.1

Registration Rights Agreement dated as of April 10, 2015, by and among Cosi, Inc. and Trishield Special Situations Master Fund Ltd., LKCM Micro-Cap Partnership L.P. and LKCM Private Discipline Master Fund, SPC, funds management by Luther King Capital Management, Goose Hill Capital LLC, Bigger Capital Fund, LP, Ken Vaughan and a fund managed by Janus Capital Management, LLC (Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, dated April 15, 2015, File No. 001-36196).

5.1*	Opinion of Vicki Baue, Esq., Vice President and General Counsel, Chief Compliance Officer, Chief Legal Officer and Assistant Secretary.
23.1*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Vicki Baue, Esq., Vice President and General Counsel, Chief Compliance Officer, Chief Legal Officer and Assistant Secretary (included in Exhibit 5.1).
24.1*	Power of Attorney (included in the signature page and incorporated herein by reference).

* Filed herewith.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Cosi, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on July 2, 2015.

COSÌ, INC.

By:	/s/ R. J. Dourney
	Name:	R. J. Dourney
	Title:	Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes Robert J. Dourney, Miguel Rossy-Donovan, Vicki Baue, and each or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ R. J. Dourney	Chief Executive Officer and President (Principal Executive Officer)	July 2, 2015
R. J. Dourney

/s/ Miguel Rossy-Donovan	Chief Financial Officer, Treasurer and Secretary	July 2, 2015
Miguel Rossy-Donovan	(Principal Financial Officer, Principal Accounting Officer)

/s/ Mark S. Demilio	Chairman of the Board	July 2, 2015
Mark S. Demilio

/s/ Patrick Bennett	Director	July 2, 2015
Patrick Bennett

/s/ Jean Birch	Director	July 2, 2015
Jean Birch

/s/ Michael Collins	Director	July 2, 2015
Michael Collins

/s/ David Lloyd	Director	July 2, 2015
David Lloyd

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Form of Certificate of Common Stock (Incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1 (File No. 333-86390).

4.2	Amended and Restated Registration Agreement, dated as of March 30, 1999 (Filed as Exhibit 4.3 to our Registration Statement on Form S-1 (File No. 333-86390)).

4.3

Supplemental Registration Rights Agreement, dated as of August 5, 2003, by and among Cosi, Inc. and the parties thereto (Filed as Exhibit 4.4.2 to our Registration Statement on Form S-1 (File No. 333-107689)).

4.4

Senior Secured Note Purchase Agreement dated as of April 14, 2014, by Cosi, Inc. in favor of Milfam II L.P. (Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, dated April 17, 2014, File No. 001-36196).

4.4.1

Senior Secured Promissory Note dated as of April 14, 2014, by Cosi, Inc. in favor of Milfam II L.P. (Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, dated April 17, 2014, File No. 001-36196).

4.4.2	Warrant dated as of April 14, 2014, by Cosi, Inc. in favor of Milfam II L.P. (Filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, dated April 17, 2014, File No. 001-36196).
4.5

Warrants dated as of May 20, 2014, by Cosi, Inc., one in favor of AB Opportunity Fund LLC and the other in favor of AB Value Partners, L.P. (Filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, dated May 23, 2014 (File No. 001-36196).

4.5.1

Senior Secured Promissory Notes dated May 20, 2014, by Cosi, Inc., one in favor of AB Opportunity Fund LLC and the other in favor of AB Value Partners, L.P. (Filed as Exhibit 10. 2 to the Company’s Current Report on Form 8-K, dated May 23, 2014, File No. 001-36196).

4.5.2

Stock Purchase Agreement dated as of August 15, 2014, by and between Cosi, Inc. and Plaisance Fund, LP (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated August 19, 2014, File  No. 001-36196).

4.5.3

Stock Purchase Agreement dated as of August 22, 2014, by and between Cosi, Inc. and Lloyd I. Miller Trust C (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated August 26, 2014, File No. 001-36196).

4.6

Stock Purchase Agreement dated as of April 10, 2015, by and among Cosi, Inc. and Trishield Special Situations Master Fund Ltd., LKCM Micro-Cap Partnership L.P. and LKCM Private Discipline Master Fund, SPC, funds management by Luther King Capital Management, Goose Hill Capital LLC, Bigger Capital Fund, LP, Ken Vaughan and a fund managed by Janus Capital Management, LLC (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated April 15, 2015, File No. 001-36196).

4.6.1

Registration Rights Agreement dated as of April 10, 2015, by and among Cosi, Inc. and Trishield Special Situations Master Fund Ltd., LKCM Micro-Cap Partnership L.P. and LKCM Private Discipline Master Fund, SPC, funds management by Luther King Capital Management, Goose Hill Capital LLC, Bigger Capital Fund, LP, Ken Vaughan and a fund managed by Janus Capital Management, LLC (Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, dated April 15, 2015, File No. 001-36196).

5.1*	Opinion of Vicki Baue, Esq., Vice President and General Counsel, Chief Compliance Officer, Chief Legal Officer and Assistant Secretary.
23.1*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Vicki Baue, Esq., Vice President and General Counsel, Chief Compliance Officer, Chief Legal Officer and Assistant Secretary (included in Exhibit 5.1).
24.1*	Power of Attorney (included in the signature page and incorporated herein by reference).

* Filed herewith.